EXHIBIT 10.21

                        MATERIAL TRANSFER AND COMMERCIAL
                              EVALUATION AGREEMENT

Material Transfer and Commercial Evaluation Agreement effective this 9th day of March 1999 by and between Tanox, Inc. of 10301 Stella Link, Houston, Texas 77025-5497, USA and Biovation Limited of Crombie Lodge, Aberdeen Science Park, Balgownie Drive, Aberdeen AB22 8GU, UK.

WHEREAS Tanox (the "Company"), has developed plasmids containing recombinant variable regions from 5D12 and 5A8 hybridomas (hereafter called the "Reagents").

WHEREAS, Biovation ("Biovation") is interested in obtaining samples of the Reagents for evaluation purposes in anticipation of entering a research and license agreement with the Company to perform Biovation's Deimmunisation procedure on these Reagents, as is currently being negotiated. The Company is willing to provide such samples for such purpose upon the terms and conditions set forth herein.

NOW, THEREFORE, intending to be legally bound, the parties hereto hereby agree as follows:

 1. The parties will continue to negotiate and will enter a research and licensing agreement regarding Deimmunisation of the Company's Reagents and other products.

 2. Biovation will maintain the Reagents and derivatives thereof (including other products derived directly or indirectly from the Reagents, referred to herein as the "Derivatives") within its sole possession and control and only for use in evaluating the Reagents or any Derivatives.

 3. Biovation will limit access to the Reagents, the Derivatives and any technical information and know-how relating thereto disclosed by the Company (the "Information") to only those employees who have a need to know in order to evaluate the Reagents, provided, however, such employees are obligated to comply with the terms of this Agreement.

 4. The Reagents, and the information are being provided to and accepted by Biovation without any warranty of merchantability or fitness for any particular purpose or any other warranty, express or implied. The Company and its directors, officers, employees or agents assume no liability and make no representations in connection with the Reagents or the Derivatives or the Information for their use by Biovation. Biovation hereby agrees to defend, indemnify and hold harmless the company and its directors, officers, employees and agents from and against any liability or claim arising from any use of the Reagents and for the presence or absence of any pathogens and Biovation assume all risk of harm with respect to any such pathogens.

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 5.  For a period of five (5) years from the date of receipt of the Reagents,
     Biovation will not use, except as authorised by this Agreement, or disclose the Reagents, any Derivative or the Information for their use except when, after and to the extent such Information was previously known to Biovation from a source other than the Company, becomes generally known to the public through no fault of Biovation's or is made available to Biovation by a third party having the lawful right to do so.

 6. If requested, Biovation will return the Reagents and Derivatives to the Company and will return all written materials, if any, furnished under this Agreement. One record copy of the written material may be retained by Biovation.

 7. Within six (6) months from the date of this Agreement, Biovation shall provide the Company with a written report of all tests carried out on the Reagents or the Derivatives.

 8. No right or license with respect to the Reagents, any Derivative or the Information is granted by this Agreement except as expressly stated herein.

 9. Biovation will not publish or otherwise communicate any results or other information from the evaluation of the Reagents or Derivatives without the prior written consent of the Company.

10. This Agreement shall be governed by and construed in accordance with the laws of Texas.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the effective date above written.

 By:  /s/DAVID W. THOMAS               By:  /s/FRANK J. CARR
        David W. Thomas                        Frank J. Carr
        For and on behalf of Tanox             For and on behalf of Tanox
Title:  Sr. Vice President for         Title:  Chief Executive Officer
        Research & Development         Date:  9 March 1999
Date:

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